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Exhibit 99.58

EXECUTION COPY

        This Trust Supplement No. 2001-2A, dated as of July 5, 2001 (herein called the "Trust Supplement"), by and among Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), Northwest Airlines, Inc., a Minnesota corporation (the "Company"), and State Street Bank and Trust Company of Connecticut, National Association (the "Trustee"), to the Pass Through Trust Agreement, dated as of June 3, 1999, by and among the Guarantor, the Company and the Trustee (the "Basic Agreement").

W I T N E S S E T H:

        WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates which may be issued thereunder, has heretofore been executed and delivered;

        WHEREAS, unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified heretofore in the Basic Agreement;

        WHEREAS, the Company intends to finance the acquisition of nine new Airbus A319-100 Aircraft and five new Airbus A320-200 aircraft (the "Aircraft") scheduled for delivery from November 2001 through July 2002, through separate secured loan transactions, under which the Company will own such Aircraft;

        WHEREAS, the Company will issue Equipment Notes to finance a portion of the purchase price of such Aircraft;

        WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "Agreement"), the Trustee shall purchase such Equipment Notes issued by the Company having the same interest rate as, and final maturity dates not later than the final expected Regular Distribution Date of, the Certificates issued hereunder and shall hold such Equipment Notes in trust for the benefit of the Certificateholders;

        WHEREAS, the Trustee hereby declares the creation of the Northwest Airlines 2001-2A E-EETC Pass Through Trust (the "2001-2A Trust" or the "Applicable Trust") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the 2001-2A Trust, by their respective acceptances of the Applicable Certificates, join in the creation of this 2001-2A Trust with the Trustee;

        WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized; and

        NOW THEREFORE, in consideration of the premises herein, it is agreed by and among the Guarantor, the Company and the Trustee as follows:

ARTICLE I

THE CERTIFICATES

        Section 1.01.    The Certificates.    There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "European Enhanced Equipment Trust Pass Through Certificates, Series 2001-2A" (hereinafter defined as the "Series 2001-2A Certificates" or the "Applicable Certificates"). Each Series 2001-2A Certificate represents a Fractional Undivided Interest in the 2001-2A Trust created hereby.

        The terms and conditions applicable to the Series 2001-2A Certificates are as follows:

          (a)   The aggregate principal amount of the Series 2001-2A Certificates that shall be authenticated under the Agreement (except for Series 2001-2A Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.05 of the Basic Agreement) upon their initial issuance is $215,910,000.

          (b)   The Cut-off Date is the earlier of (a) October 22, 2002 and (b) the date on which a Triggering Event occurs.

          (c)   The Regular Distribution Dates with respect to any payment of Scheduled Payments means each February 6, May 6, August 6 and November 6, commencing on August 6, 2001 (or, if any such day is not a Business Day, the next succeeding Business Day), until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

          (d)   The Special Distribution Dates are as follows: (i) when used with respect to the redemption or purchase of any Equipment Notes, the day (which shall be a Business Day) on which such redemption or purchase is scheduled to occur pursuant to the terms of the applicable Indenture and (ii) when used with respect to a Special Payment other than as described in clause (i) above, 15 days after the last date on which the Trustee must give notice pursuant to Section 4.02(c) of the Basic Agreement (or the next Business Day after such 15th day if such date is not a Business Day).

          (e)   The Series 2001-2A Certificates shall be in the form attached hereto as Exhibit A. Each purchaser of Series 2001-2A Certificates, by its acceptance of such Certificate or its interest therein, will be deemed to represent and warrant to and for the benefit of the Company that either (x) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), of entities which may be deemed to hold such plans' assets, or of another employee benefit plan not subject to ERISA or Section 4975 of the Code (such as a governmental, church or non-U.S. plan) have not been used to purchase Series 2001-2A Certificates or (y) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold such Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

          (f)    Subject to Section 7.02, the Scheduled Payments of principal shall be as set forth in Exhibit C hereto.

          (g)   The proceeds of the Series 2001-2A Certificates shall be deposited in the Deposit Accounts and will be used in accordance with the Escrow Agreement and the Deposit Agreement.

          (h)   When each Aircraft is delivered the Company will issue on a recourse basis the Equipment Notes, the proceeds of which shall be used, among other things, to finance a portion of the purchase price to the Company of the following Aircraft:

Aircraft Type	Scheduled Delivery Month
A319-100	January 2002
A319-100	January 2002
A319-100	February 2002
A319-100	February 2002
A319-100	March 2002
A319-100	March 2002
A319-100	April 2002
A319-100	June 2002
A319-100	July 2002
A320-200	November 2001
A320-200	December 2001
A320-200	December 2001
A320-200	May 2002
A320-200	June 2002

          (i)    At the Escrow Agent's request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Series 2001-2A Certificate. In any event, any transfer or exchange of any Series 2001-2A Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Series 2001-2A Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Series 2001-2A Certificate to which an Escrow Receipt is attached, each Certificateholder of such a Series 2001-2A Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt set forth herein and in the Escrow Agreement.

        Section 1.02.    Intercreditor Agreement.    The Series 2001-2A Certificates are subject to the Intercreditor Agreement, the Deposit Agreement and the Escrow Agreement.

        Section 1.03.    Ranking of Series 2001-2A Certificates.    The Series 2001-2A Certificates will be subject to the ranking and priority as set forth in the Intercreditor Agreement.

        Section 1.04.    Liquidity Facility.    Payments of interest on the Series 2001-2A Certificates will be supported by the Primary Liquidity Facility to be provided by the Primary Liquidity Provider and the Above-Cap Liquidity Facility to be provided by the Above-Cap Liquidity Provider, in each case for the benefit of the Applicable Certificateholders.

        Section 1.05.    No Cross-Default; Cross-Collateralization as Specified in Indenture.    There will not be any cross-default provisions in respect of the Equipment Notes. The Equipment Notes will be cross-collateralized to the extent specified in the related Indenture.

ARTICLE II

PREDELIVERY FUNDING AND STATEMENT OF INTENT

        Section 2.01.    Predelivery Funding.    On the date hereof, the proceeds from the issuance of the Applicable Certificates will be deposited in the Deposit Accounts on behalf of the Escrow Agent. Pursuant to the terms of the Deposit Agreement and the Note Purchase Agreement, a portion of the proceeds from the issuance of the Applicable Certificates will be withdrawn from the Deposit Account on any date on which the Company issues Equipment Notes with respect to an Aircraft.

        Section 2.02.    Statement of Intent.    The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as a trust or association taxable as a corporation or a partnership. Each of the parties hereto and each Applicable Certificateholder, or beneficial owner of an Applicable Certificate, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat for all U.S. federal, state and local income tax purposes (i) the Applicable Trust as a grantor trust and (ii) Equipment Notes to be issued by the Company as indebtedness of the Company.

        Section 2.03.    Activities of Trust.    (a) Other than in connection with the transactions contemplated by this Agreement or the Note Documents, the Trustee, on behalf of the Applicable Trust, shall not (i) borrow money or issue debt or (ii) merge with another entity, reorganize, liquidate or sell its assets.

        (b)   The activities of the Trustee engaged in, on behalf of the Applicable Trust, shall be limited to those activities authorized by this Agreement or the Note Documents.

ARTICLE III

DEFINITIONS

        Section 3.01.    Definitions.    (a) For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings:

          Above-Cap Liquidity Facility:    Means, initially, the ISDA Master Agreement, dated as of July 5, 2001, between the Subordination Agent, as agent of the Trustee, and the Above-Cap Liquidity Provider, together with the Schedule and Confirmation attached thereto relating to the Applicable Certificates, and, from and after the replacement of such ISDA Master Agreement pursuant thereto, the replacement above-cap liquidity facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          Above-Cap Liquidity Provider:    Means CDC Financial Products Inc., a Delaware corporation.

          Aircraft:    Has the meaning specified in the recitals hereto.

          Applicable Certificateholder:    Means the holder of an Applicable Certificate.

          Applicable Certificates:    As defined in Section 1.01.

          Break Amount:    As defined in the Indenture.

          Business Day:    Means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Minneapolis, Minnesota, Boston, Massachusetts, Paris, France, the Republic of Germany or Luxembourg, Luxembourg, or, for so long as there are any unused Deposits, Chicago, Illinois or Salt Lake City, Utah.

          Class C Certificateholder:    Means, at any time, any holder of one or more Class C Certificates, if any.

          Clearing System:    Means Euroclear or Clearstream, Luxembourg.

          Clearstream, Luxembourg:    Means Clearstream Banking, société anonyme.

          Closing Notice:    Has the meaning specified in the Note Purchase Agreement.

          Common Depositary:    Has the meaning specified in Section 4.01(a) of this Trust Supplement.

          Cut-off Date:    Has the meaning specified in Section 1.01(b).

          Definitive Certificates:    Has the meaning specified in Section 4.01(b) of this Trust Supplement.

          Deposit Account:    Means an account established under Section 1.2 of the Deposit Agreement.

          Deposit Agreement:    Means the Deposit Agreement dated as of July 5, 2001 relating to the Applicable Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Depositary:    Means ABN AMRO Bank N.V., doing business through a United States branch and any replacement or successor therefor.

          Deposits:    Has the meaning specified in the Note Purchase Agreement.

          Direct Participants:    Has the meaning specified in Section 4.05(a) of this Trust Supplement.

          Distribution Compliance Period:    Has the meaning specified in Section 4.01(a) of this Trust Supplement.

          Distribution Date:    Means any Regular Distribution Date or Special Distribution Date.

          Escrow Agent:    Means initially, Wells Fargo Bank Northwest, National Association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

          Escrow Agreement:    Means the Escrow and Paying Agent Agreement dated as of July 5, 2001 relating to the Applicable Certificates, among the Escrow Agent, the Paying Agent, the Trustee and the Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

          Escrow Receipt:    Means the receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in the Paying Agent Account (as defined in the Escrow Agreement).

          Euroclear:    Means the Euroclear System.

          Final Withdrawal:    With respect to the Escrow Agreement, has the meaning set forth in Section 1.2 thereof.

          Final Withdrawal Date:    Means the date on which the Final Withdrawal occurs.

          Initial Purchasers:    Means the several Initial Purchasers named in and who are parties to the Pass Through Purchase Agreement.

          Intercreditor Agreement:    Means the Intercreditor Agreement, dated as of the date hereof, by and among the Trustee, the Other Trustee, the Liquidity Providers named therein and State Street Bank and Trust Company, as Subordination Agent.

          Liquidity Facility:    Means the Primary Liquidity Facility or the Above-Cap Liquidity Facility.

          Luxembourg Paying Agent:    Has the meaning specified in Section 5.08 of this Trust Supplement.

          Non-U.S. Person:    Means a Person that is not a "U.S. person", as defined in Regulation S.

          Note Documents:    With respect to any Equipment Note, means the Note Purchase Agreement, the related Indenture and the related Participation Agreement.

          Note Purchase Agreement:    Means the Note Purchase Agreement, dated as of the date hereof, among the Company, the Trustee, the Other Trustee, State Street Bank and Trust Company, as Subordination Agent, the Escrow Agent and the Paying Agent.

          Notice of Purchase Withdrawal:    Has the meaning specified in the Note Purchase Agreement.

          Offering Circular:    Means the Offering Circular dated June 27, 2001, relating to the offering of the Class A Certificates and the Class B Certificates (each as defined in the Intercreditor Agreement).

          Other Agreement:    Means the Basic Agreement as supplemented by Trust Supplement No. 2001-2B (the "2001-2B Trust Supplement") dated the date hereof relating to the Northwest Airlines 2001-2B E-EETC Pass Through Trust.

          Other Trustee:    Means the trustee under the Other Agreement, and any successor or other trustee appointed as provided therein.

          Participation Agreement:    Has the meaning specified in the Note Purchase Agreement.

          Pass Through Purchase Agreement:    Means the Pass Through Purchase Agreement dated June 27, 2001 by and among the Company, the Guarantor, Crédit Lyonnais, ABN AMRO Bank, N.V., Deutsche Bank AG London and Bayerische Hypo-und Vereinsbank.

          Paying Agent:    Means State Street Bank and Trust Company.

          Prepayment Premium:    As defined in the Indenture.

          Pool Balance:    Means, as of any date, (i) the original aggregate face amount of the Applicable Certificates less (ii) the aggregate amount of all payments made in respect of such Applicable Certificates or in respect of Deposits relating to the Applicable Trust other than payments made in respect of interest, Break Amount or Prepayment Premium thereon or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

          Pool Factor:    Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Applicable Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or other Trust Property and the distribution thereof to be made on that date.

          Primary Liquidity Facility:    Means, initially, the Revolving Credit Agreement dated as of July 5, 2001 relating to the Applicable Certificates, between the Primary Liquidity Provider and State Street Bank and Trust, as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          Primary Liquidity Provider:    Means, initially, CDC Finance-CDC IXIS, a société anonyme organized under the laws of France, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

          Record Date:    Means the fifteenth day preceding any Distribution Date on which the Applicable Certificateholders are determined for purposes of the distribution which will occur on such Distribution Date.

          Register:    Has the meaning specified in Section 4.04 of this Trust Supplement.

          Registrar:    Has the meaning specified in Section 4.04 of this Trust Supplement.

          Regulation S:    Means Regulation S under the Securities Act or any successor regulation thereto.

          Regulation S Global Certificates:    Has the meaning specified in Section 4.01(a) of this Trust Supplement.

          Restricted Legend:    Has the meaning specified in Section 4.02 of this Trust Supplement.

          Rule 144A:    Means Rule 144A under the Securities Act and any successor rule thereto.

          Scheduled Closing Date:    Has the meaning specified in the Note Purchase Agreement.

          Scheduled Payment:    Has the meaning specified in the Intercreditor Agreement.

          Special Payment:    Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or Trust Indenture Estate (as defined in each Indenture).

          Trust Property:    Means (i) the Equipment Notes held as the property of the Applicable Trust and, subject to the Intercreditor Agreement, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) the rights of the Applicable Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Deposit Accounts funds sufficient to enable the Applicable Trust to purchase Equipment Notes on the delivery of an Aircraft, (iii) funds from time to time deposited in the Certificate Account and the Special Payments Account, and (iv) all rights of the Applicable Trust and the Trustee, on behalf of the Applicable Trust, under the Intercreditor Agreement, the Note Purchase Agreement, the Above-Cap Liquidity Facility and the Primary Liquidity Facility, including, without limitation, the rights of the Applicable Trust to acquire Equipment Notes under the Note Purchase Agreement, all rights to receive certain payments under such documents, and all monies paid to the Trustee on behalf of the Applicable Trust pursuant to the Intercreditor Agreement, the Above-Cap Liquidity Facility or the Primary Liquidity Facility.

          Trusts:    Means, collectively, the 2001-2A Trust and the Northwest Airlines 2001-2B E-EETC Pass Through Trust to be formed pursuant to the Basic Agreement, as supplemented by this Trust Supplement and the Other Agreement.

        Section 3.02.    Other.    (a) For purposes of the Applicable Trust, "PTC Event of Default," as used in the Basic Agreement, shall have the meaning set forth in the Intercreditor Agreement.

        (b)   With respect to the Applicable Trust, the definition of the term "Specified Investments" in the Basic Agreement is amended by adding the following sentence at the end of such definition:

        "State Street Bank and Trust Company of Connecticut, National Association, in acting as Pass Through Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or for any third person or dealing as principal for its own account."

ARTICLE IV

ISSUANCE AND TRANSFER OF THE APPLICABLE CERTIFICATES

        Section 4.01.    Issuance of Applicable Certificates.    (a) The Applicable Certificates will initially be offered and sold solely outside the United States in reliance on Regulation S and shall be issued in the form of one or more global certificates substantially in the form of Exhibit A hereto in fully registered form without interest coupons with such applicable legends as are provided for in Section 4.02 (each, a "Regulation S Global Certificate") duly executed and authenticated by the Trustee as hereinafter provided. Such Regulation S Global Certificates shall be registered in the name of Crédit Lyonnais Luxembourg S.A. as nominee of Euroclear and Clearstream, Luxembourg, and deposited with Crédit Lyonnais Luxembourg S.A., as common depositary for the Clearing Systems (the "Common Depositary"), for credit initially and during the Distribution Compliance Period to the respective accounts of beneficial owners of such Applicable Certificates (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V., as operator of Euroclear and Clearstream, Luxembourg. As used herein, the term "Distribution Compliance Period", with respect to the Regulation S Global Certificates offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Applicable Certificates are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issuance Date, provided that all offers and sales by a distributor of an unsold allotment or subscription shall be deemed to be made during the Distribution Compliance Period. The aggregate principal amount of any Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 4.06, which adjustments shall be conclusive as to the aggregate principal amount of any such Regulation S Global Certificate. Except as provided in Section 4.05(b), the Applicable Certificates shall be at all times evidenced by beneficial interests in the Regulation S Global Certificates.

        (b)   Applicable Certificates issued pursuant to Section 4.05(b) in exchange for interests in a Regulation S Global Certificate shall be issued in definitive, fully registered form without interest coupons (the "Definitive Certificates").

        (c)   The Definitive Certificates shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.

        Section 4.02.    Restrictive Legends.    Each Regulation S Global Certificate and each Definitive Certificate issued pursuant to this Agreement during the Distribution Compliance Period shall bear a legend to the following effect (the "Restricted Legend") unless the Company and the Trustee determine otherwise consistent with applicable law:

          "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES THAT (A) IT WILL NOT OFFER OR SELL THIS CERTIFICATE OR ANY INTEREST HEREIN WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS UNTIL THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD AND (B) THEREAFTER IT WILL OFFER OR SELL THIS CERTIFICATE OR ANY INTEREST THEREIN ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN

  EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING PURSUANT TO RULE 144A UNDER THE SECURITIES ACT). AS USED HEREIN, THE TERMS "DISTRIBUTION COMPLIANCE PERIOD", "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

        Section 4.03.    Amendment of Sections 3.04 and 3.09 of the Basic Agreement.    Sections 4.04 and 4.05 of this Trust Supplement supersede and replace Sections 3.04 and 3.09 of the Basic Agreement with respect to the Applicable Trust.

        Section 4.04.    Transfer and Exchange.    The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.11 of the Basic Agreement a register (the "Register") of the Applicable Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Applicable Certificates and of transfers and exchanges of such Applicable Certificates as herein provided. The Trustee shall initially be the registrar (the "Registrar") for the purpose of registering such Applicable Certificates and transfers and exchanges of such Applicable Certificates as herein provided.

        All Applicable Certificates issued upon any registration of transfer or exchange of Applicable Certificates shall be valid obligations of the Applicable Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Applicable Certificates surrendered upon such registration of transfer or exchange.

        An Applicable Certificateholder may transfer an Applicable Certificate, or request that an Applicable Certificate be exchanged for Applicable Certificates in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest of such Applicable Certificate surrendered for exchange of other authorized denominations, by surrender of such Applicable Certificate to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar. No such transfer shall be effected until, and such transferee shall succeed to the rights of an Applicable Certificateholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by an Applicable Certificateholder as provided herein, the Trustee shall treat the person in whose name the Applicable Certificate is registered as the owner thereof for all purposes, and the Trustee shall not be affected by notice to the contrary. Furthermore, Euroclear and Clearstream, Luxembourg shall, by acceptance of a Regulation S Global Certificate through the Common Depositary, agree that transfers of beneficial interests in such Regulation S Global Certificate may be effected only through a book-entry system maintained by Euroclear and Clearstream, Luxembourg (or their agents) and that ownership of a beneficial interest in an Applicable Certificate shall be required to be reflected in a book-entry. When Applicable Certificates are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of an Applicable Certificate in a Fractional Undivided Interest equal to the aggregate Fractional Undivided Interest of Applicable Certificates surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

        To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Applicable Certificates at the Registrar's request. No service charge shall be made to an Applicable Certificateholder for any registration of transfer or exchange of Applicable Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Applicable Certificates. All Applicable Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

        Section 4.05.    Book-Entry Provisions for Regulation S Global Certificates.    (a) Participants in Euroclear and Clearstream, Luxembourg ("Direct Participants") shall have no rights under this Agreement with respect to any Regulation S Global Certificate held on their behalf by the Common Depositary, and Crédit Lyonnais Luxembourg S.A., as the nominee of Euroclear and Clearstream, Luxembourg, may be treated by the Trustee and any agent of the Trustee as the absolute owner of such Regulation S Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Clearing Systems or shall impair, as between the Clearing Systems and their Direct Participants, the operation of customary practices governing the exercise of the rights of a holder of any Applicable Certificate. Upon the issuance of any Regulation S Global Certificate, the Registrar or its duly appointed agent shall record Crédit Lyonnais Luxembourg S.A. as the registered holder of such Regulation S Global Certificate.

        (b)   Beneficial interests in any Regulation S Global Certificate may be transferred in accordance with the rules and procedures of Euroclear or Clearstream, Luxembourg, as applicable, and the provisions of Section 4.06. Beneficial interests in a Regulation S Global Certificate shall be delivered to all beneficial owners thereof in the form of Definitive Certificates, if (i) both Clearing Systems notify the Trustee that they are unwilling or unable to discharge properly their responsibilities in providing book-entry services with respect to such Regulation S Global Certificate and a successor Clearing Agency is not appointed by the Trustee within 90 days of such notice, and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Regulation S Global Certificate with Fractional Undivided Interests aggregating not less than a majority in interest in the Trust advise the Trustee, the Company and the Clearing Systems in writing that the continuation of a book-entry system through the Clearing Systems or their successor is no longer in their best interests. Neither the Company nor the Trustee shall be liable if the Company or the Trustee is unable to locate a qualified successor clearing system.

        (c)   Upon receipt by the Trustee of the notification or advice described in clause (i) or (ii) of Section 4.05(b), the Trustee shall direct the registered holder of the Regulations S Global Certificate to surrender such certificate to the Trustee, and the registered holder shall promptly comply with such request. In connection with the transfer of an entire Regulation S Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 4.05, upon surrender to the Trustee of such Regulation S Global Certificate, the Trustee shall execute, authenticate and deliver, to each beneficial owner identified by Euroclear or Clearstream, Luxembourg, as the case may be, in exchange for its beneficial interest in such Regulation S Global Certificate an equal aggregate principal amount of Definitive Certificates. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Person in whose name the Definitive Certificates are registered in the Register as Certificateholders hereunder.

        (d)   Prior to the expiration of the Distribution Compliance Period, any Definitive Certificate delivered in exchange for an interest in a Regulation S Global Certificate pursuant to paragraph (b) of this Section shall bear the Restricted Legend.

        (e)   The registered holder of any Regulation S Global Certificate, at the direction of an owner of a beneficial interest therein, may grant proxies and otherwise authorize any Person, including Direct Participants and Persons that may hold interests through Direct Participants, to take any action which a Holder is entitled to take under this Agreement or the Applicable Certificates.

        Section 4.06.    Special Transfer Provisions.

        (a)    Transfers to U.S. Persons in the United States During the Distribution Compliance Period.    The Applicable Certificates may not be offered, sold or otherwise transferred to U.S. Persons in the United States during the Distribution Compliance Period.

        (b)    Transfers of Interests in the Regulation S Global Certificate or Definitive Certificates.    During the Distribution Compliance Period, interests in the Regulation S Global Certirficates or Definitive Certificates may be offered, sold or otherwise transferred only to Non-U.S. Persons, provided that (i) the Registrar shall register any proposed transfer of an Applicable Certificate to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit B hereto from the proposed transferor and (ii) the Registrar shall promptly send a copy of such certificate to the Company. After the expiration of the Distribution Compliance Period, the Registrar shall register any transfer of interests in any Regulation S Global Certificate or Definitive Certificates without requiring any additional certification. Until the expiration of the Distribution Compliance Period, interests in the Regulation S Global Certificate may only be held through Direct Participants acting for and on behalf of Euroclear or Clearstream.

        (c)    Restricted Legend.    Upon the transfer, exchange or replacement of Applicable Certificates not bearing the Restricted Legend, the Registrar shall deliver Applicable Certificates that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Applicable Certificates bearing the Restricted Legend, the Registrar shall deliver only Applicable Certificates that bear the Restricted Legend unless (i) the Distribution Compliance Period for the Applicable Certificates shall have expired or (ii) there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

        (d)    General.    By acceptance of any Applicable Certificate bearing the Restricted Legend, each Holder of such an Applicable Certificate acknowledges the restrictions on transfer of such Applicable Certificate set forth in this Agreement and agrees that it will transfer such Applicable Certificate only as provided in this Agreement. The Registrar shall not register a transfer of any Applicable Certificate unless such transfer complies with the restrictions on transfer, if any, of such Applicable Certificate set forth in this Agreement. In connection with any transfer of Certificates, each Applicable Certificateholder agrees by its acceptance of the Applicable Certificates to furnish the Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article IV; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

        Until such time as no Applicable Certificates remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 4.05 or this Section 4.06. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE V

THE TRUSTEE

        Section 5.01.    Delivery of Documents; Delivery Dates.    (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the Note Purchase Agreement, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Pass Through Purchase Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Applicable Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Applicable Trust, in Schedule I to the Pass Through Purchase Agreement evidencing the entire ownership interest in the Applicable Trust, which amount equals the maximum aggregate principal amount of Equipment Notes which may be purchased by the Trustee pursuant to the Note Purchase Agreement. Except as provided in Sections 3.03 and 3.05 of the Basic Agreement, and Sections 4.04 and 4.05 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Applicable Certificates in excess of the aggregate amount specified in this paragraph.

        (b)   On or after the Issuance Date the Company may deliver from time to time to the Trustee a Closing Notice relating to one or more Equipment Notes. After receipt of a Closing Notice and in any case no later than two Business Days prior to a Scheduled Closing Date as to which such Closing Notice relates (the "Applicable Delivery Date"), the Trustee shall (as and when specified in the Closing Notice) instruct the Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary requesting (i) the withdrawal of all principal amounts from one or more Deposit Accounts on the Applicable Delivery Date in accordance with and to the extent permitted by the terms of the Escrow Agreement and the Deposit Agreement and (ii) the payment of all, or a portion, of the amount withdrawn from such Deposit Account or Accounts in an amount equal in the aggregate to the purchase price of such Equipment Notes to or on behalf of the Company issuing such Equipment Notes, all as shall be described in the Closing Notice. The Trustee shall (as and when specified in such Closing Notice), subject to the conditions set forth in Section 3 of the Note Purchase Agreement, enter into and perform its obligations under the Participation Agreement specified in such Closing Notice (the "Applicable Participation Agreement") and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Delivery Date, the Trustee receives a notice of postponement pursuant to Section 2(e) of the Note Purchase Agreement, then the Trustee shall give the Depositary (with a copy to the Escrow Agent) a notice of cancellation of such Notice of Purchase Withdrawal relating to such Deposit Account or Accounts on such Applicable Delivery Date. Upon satisfaction of the conditions specified in the Note Purchase Agreement and the Applicable Participation Agreement, the Trustee shall purchase the applicable Equipment Notes with the proceeds of the withdrawals from one or more Deposit Accounts made on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Equipment Notes shall equal the principal amount of such Equipment Notes. Amounts withdrawn from such Deposit Account or Accounts in excess of the purchase price of the Equipment Notes or to the extent not applied on the Applicable Delivery Date to the purchase price of the Equipment Notes, shall be re-deposited by the Trustee with the Depositary on the Applicable Delivery Date in accordance with the terms of the Deposit Agreement.

        Section 5.02.    Withdrawal of Deposits.    If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall give the Escrow Agent notice that the Trustee's obligation to purchase Equipment Notes under the Note Purchase Agreement has terminated and instruct the Escrow Agent to provide a notice of Final Withdrawal to the Depositary substantially in the form of Exhibit B to the Deposit Agreement (the "Final Withdrawal Notice").

        Section 5.03.    The Trustee.    (a) Subject to Section 5.04 of this Trust Supplement and Section 7.14 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Deposit Agreement or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company.

        (b)   Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee by reason of this Trust Supplement other than as set forth in the Basic Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Basic Agreement, upon the effectiveness thereof, as fully to all intents as if the same were herein set forth at length.

        Section 5.04.    Representations and Warranties of the Trustee.    The Trustee hereby represents and warrants that:

          (a)   the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement and the Note Documents to which it is a party (collectively, the "Trustee Agreements") and has taken all necessary action to authorize the execution, delivery and performance by it of the Trustee Agreements;

          (b)   the execution, delivery and performance by the Trustee of the Trustee Agreements (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (c)   the execution, delivery and performance by the Trustee of the Trustee Agreements will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

          (d)   each Trustee Agreement has been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

        Section 5.05.    Trustee Liens.    The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.16 of the Basic Agreement, that it will, at its own cost and expense, promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement or the Note Purchase Agreement.

        Section 5.06.    Amendment of Section 7.01 of the Basic Agreement.    The Trustee agrees, in addition to the agreements contained in Section 7.01 of the Basic Agreement, that it will promptly transmit any such notices to the Luxembourg Paying Agent.

        Section 5.07.    Amendment of Section 8.03 of the Basic Agreement.    (a) So long as the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the Trustee shall promptly furnish to the Luxembourg Listing Agent following receipt thereof from the Company (i) copies of the Operative Agreements (as defined in the Intercreditor Agreement), the Deposit Agreements and the Escrow Agreements and (ii) copies of the information received by the Trustee from the Company pursuant to Section 8.04 of the Basic Agreement.

        (b)   The provisions of this Section 5.07 supersede and replace the provisions of Section 8.03 of the Basic Agreement in its entirety with respect to the Applicable Trust.

        Section 5.08.    Luxembourg Paying Agent.    So long as the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, the Trustee shall maintain a paying agent in Luxembourg (the "Luxembourg Paying Agent"), which shall be considered a Paying Agent for purposes of the Agreement. The Luxembourg Paying Agent, by accepting its appointment, shall be deemed to agree to perform the duties of the paying agent set forth in the Offering Circular and the other requirements of the Luxembourg Stock Exchange. The Trustee hereby initially appoints Crédit Lyonnais Luxembourg S.A., as Luxembourg Paying Agent and as the Trustee's agent where notices and demands to or upon the Trustee in respect of any Applicable Certificates listed on the Luxembourg Stock Exchange may be served, where payments of principal, interest, Break Amount (if any) and Prepayment Premium (if any) on the Definitive Certificates may be made upon written request of the registered holder of a Definitive Certificate to the Trustee or to the Luxembourg Paying Agent (a copy of which shall be furnished to the Trustee), and where such Applicable Certificates may be surrendered for exchange on the terms and conditions set forth in this Agreement. The Trustee shall, upon written request of the Company, at any time and from time to time, vary or terminate the appointment of such Luxembourg Paying Agent or appoint any additional or replacement Luxembourg Paying Agent for any or all of such purposes, subject to the requirements of the first sentence of this Section 5.08. The Trustee shall direct the Luxembourg Paying Agent to promptly forward copies of all inquiries and requests relating to the Applicable Certificates to the Trustee and the Escrow Agent.

ARTICLE VI

SUPPLEMENTAL AGREEMENT

        Section 6.01.    Supplemental Agreements.    For purposes of this Trust, Section 9.01 and 9.02 of the Basic Agreement shall be amended to read as follows:

          "Section 9.01.    Supplemental Agreements Without Consent of Applicable Certificateholders.    Without the consent of the Applicable Certificateholders, the Guarantor and the Company may, and the Trustee (subject to Section 9.03) shall, at any time and from time to time, enter into one or more agreements supplemental hereto or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement (as defined in the Intercreditor Agreement), the Note Purchase Agreement or any Liquidity Facility, for any of the following purposes:

            (1)   to provide for the formation of a Trust, the issuance of a series of certificates and the other matters contemplated by Section 2.01(b); or

            (2)   to evidence the succession of another corporation to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein contained or contained in the Note Purchase Agreement; or

            (3)   to add to the covenants of the Guarantor or the Company for the benefit of the Certificateholders of any series, or to surrender any right or power conferred upon the

    Guarantor or the Company in this Agreement, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility; or

            (4)   except where Certificateholder consent is required by Sections 9.02(1)—9.02(6) and as described below, to correct or supplement any provision in this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision herein or in any Trust Supplement or to make any other provisions with respect to matters or questions arising under this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility provided that any such action shall not adversely affect the interests of the Certificateholders of any series; or to cure any ambiguity or correct any mistake in this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility; or

            (5)   to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Applicable Certificates are listed, or any regulatory body; or

            (6)   to modify, eliminate or add to the provisions of this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to continue the qualification of this Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute hereafter enacted, and to add to this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar Federal statute hereafter enacted; or

            (7)   to evidence and provide for the acceptance of appointment under this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor Trustee with respect to one or more Trusts and to add to or change any of the provisions of this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts hereunder and thereunder by more than one Trustee, pursuant to the requirements of Section 7.09; or

            (8)   to make any other amendments or modifications hereto, provided such amendments or modifications shall only apply to Certificates of one or more series to be thereafter issued, provided that any supplemental agreement may not adversely affect the status of the Applicable Trust for U.S. federal income tax purposes, as either (i) a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or (ii) a partnership."

          "Section 9.02.    Supplemental Agreements with Consent of Certificateholders.    With respect to each separate Trust and the series of Certificates relating thereto, with the consent of the Certificateholders holding Certificates of any series evidencing Fractional Undivided Interests aggregating not less than a majority in interest in such Trust, by Act of said Certificateholders delivered to the Guarantor, the Company and the Trustee, the Guarantor and the Company may, and the Trustee (subject to Section 9.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying in any manner the rights and obligations of such Certificateholders under this Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Reference Agency Agreement, the Note Purchase Agreement or any Liquidity Facility; provided, however, that no such supplemental agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

            (1)   reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments on the Equipment Notes or other Trust Property held in such Trust or distributions that are required to be made herein on any Certificate of such series, or change any date of payment of any Certificate of such series, or change the place of payment where, or the coin or currency in which, any Certificate of such series is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Regular Distribution Date or Special Distribution Date applicable thereto; or

            (2)   permit the disposition of any Equipment Note in the Trust Property of such Trust except as permitted by this Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the Equipment Notes in such Trust; or

            (3)   alter the priority of distributions specified in the Intercreditor Agreement; or

            (4)   reduce the percentage of the aggregate Fractional Undivided Interests of such Trust, the consent of the holder of which is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Agreement or certain defaults hereunder and their consequences) provided for in this Agreement; or

            (5)   modify any of the provisions of this Section or Section 6.05, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Certificateholder of each Certificate or such series affected thereby; or

            (6)   adversely affect the status of any Trust for U.S. federal income tax purposes, as either (i) a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code or (ii) a partnership.

          It shall not be necessary for any Act of such Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof."

ARTICLE VII

DISTRIBUTIONS; STATEMENT TO CERTIFICATEHOLDERS

        Section 7.01.    [Reserved]

        Section 7.02.    Statements to Applicable Certificateholders; Federal Income Tax Reporting.    (a) On each Distribution Date, the Trustee will include with each distribution to Applicable Certificateholders of a Scheduled Payment or Special Payment, as the case may be, a statement setting forth the information provided below (in the case of a Special Payment reflecting in part the information provided by the Paying Agent under the Escrow Agreement). Such statement shall set forth (per $1,000 face amount Applicable Certificate as to (ii), (iii), (iv) and (v) below) the following information:

            (i)  the aggregate amount of funds distributed on such Distribution Date under the Agreement and under the Escrow Agreement, indicating the amount allocable to each source (including any portion thereof paid by the Liquidity Provider);

           (ii)  the amount of such distribution under the Agreement allocable to principal and the amount allocable to Break Amount (if any) and Prepayment Premium (if any);

          (iii)  the amount of such distribution under the Agreement allocable to interest;

          (iv)  the amount of such distribution under the Escrow Agreement allocable to interest;

           (v)  the amount of such distribution under the Escrow Agreement allocable to Deposits;

          (vi)  the Pool Balance and the Pool Factor; and

         (vii)  the LIBOR rates and the resulting interest rates payable on the Applicable Certificates for the current and immediately preceding Interest Periods.

        With respect to the Applicable Certificates registered in the name of a Clearing System or its nominee, on the Record Date prior to each Distribution Date, the Trustee will request from such Clearing Agency a securities position listing setting forth the names of all Direct Participants reflected on such Clearing System's books as holding interests in the Applicable Certificates on such Record Date. On each Distribution Date, the Trustee will mail to each Direct Participant whose name has been provided by each Clearing System the statement described above and will make available additional copies as requested by such Direct Participant for forwarding to holders of interests in the Applicable Certificates.

        (b)   Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was an Applicable Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) of this Section 6.02 for such calendar year or, in the event such Person was an Applicable Certificateholder of record during a portion of such calendar year, for such portion of such year, and such other items as are readily available to the Trustee and which an Applicable Certificateholder shall reasonably request as necessary for the purpose of such Applicable Certificateholder's preparation of its federal income tax returns. Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the Direct Participants and shall be delivered by the Trustee to such Direct Participants whose names have been provided by each Clearing System to be available for forwarding by such Direct Participants to the holders of interests in the Applicable Certificates in the manner described in Section 6.02(a) hereof.

        (c)   Promptly following (i) the Cut-off Date, if there has been any change in the information set forth in clauses (x) and (y) below from that set forth in page 36 of the Offering Circular, and (ii) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Equipment Notes held in the Applicable Trust, or any Final Withdrawal, the Trustee shall, as promptly as practicable after the Cut-Off Date in the case of each Applicable Certificate, furnish to Applicable Certificateholders of record on such date a statement setting forth (x) the expected Pool Factors for each subsequent Regular Distribution Date and (y) the expected principal distribution schedule of the Equipment Notes, in the aggregate, held as Trust Property, in each case at the date of such statement. With respect to the Applicable Certificates registered in the name of a Clearing System or its nominee, on the Cut-off Date, the Trustee will request from such Clearing System a securities position listing setting forth the names of all Direct Participants reflected on such Clearing Agency's books as holding interests in the Applicable Certificates on such date. The Trustee will mail to each such Direct Participant whose name has been provided by a Clearing System the statement described above and will make available additional copies as requested by such Direct Participant for forwarding to holders of interests in the Applicable Certificates.

        (d)   Notwithstanding the foregoing, so long as the Applicable Certificates are listed on the Luxembourg Stock Exchange, all information and documents required to be delivered pursuant to this Section 7.02 (other than Section 7.02(b)) shall also be provided to the Luxembourg Paying Agent and made available at the Luxembourg Paying Agent's offices in Luxembourg, free of charge.

        (e)   Unless and until required otherwise by applicable authority, the Trustee shall treat the Applicable Trust as a "grantor trust" under Subpart E, Part I, Subchapter J of Chapter 1 of the Code, and shall file annually with the Internal Revenue Service Form 1041, indicating the name and address of the Applicable Trust and otherwise completed in blank, with attached statements identifying each Applicable Certificateholder and its pro rata share of the income and expenses of the Applicable Trust for the applicable portion of the preceding calendar year, on the cash or accrual method, as the case may be, and shall furnish each Applicable Certificateholder with a copy of its statement at the time and in the manner required by the Code.

        (f)    This Section 7.02 supersedes and replaces Section 4.03 of the Basic Agreement.

ARTICLE VIII

DEFAULT

        Section 8.01.    Purchase Rights of Certificateholders.    (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that, after the occurrence and during the continuation of a Triggering Event,

            (i)  each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' prior written notice to the Trustee and each other Class B Certificateholder, provided that (i) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the fractional undivided interest in the Class B Trust held by each such Class B Certificateholder and (ii) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 8.01(a); and

           (ii)  each Class C Certificateholder (if any) shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to paragraph (a)(i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon ten days' prior written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, provided that (i) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates, pro rata based on the fractional undivided interest in the Class C Trust held by each such Class C Certificateholder and (ii) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates and the Class B Certificates pursuant to this Section 8.01(a);.

        The purchase price with respect to the Applicable Certificates shall be equal to the Pool Balance of the Applicable Certificates, together with accrued and unpaid interest thereon to the date of such purchase, without premium, but including any other amounts then due and payable to the Applicable Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement or any Note Document or on or in respect of the Applicable Certificates; provided, however, that (i) if such purchase occurs after the record date specified in Section 2.3(b) of the Escrow Agreement relating to the distribution of unused Deposits and accrued and unpaid interest thereunder, such purchase price shall be reduced by the aggregate amount of unused Deposits and interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such record date) and (ii) if such purchase occurs after a Record Date, such purchase price shall be reduced by the amount to be distributed hereunder on the related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Applicable Certificateholder as of such Record Date); provided further that no such purchase of Applicable Certificates shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement and the Other Agreements, the Applicable Certificates and the Class B Certificates which are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Applicable Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 8.01. Each Applicable Certificateholder agrees by its acceptance of its Applicable Certificate that it will, subject to Section 3.04 of the Basic Agreement, upon payment from such Class B Certificateholder(s) or Class C Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Applicable Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, each Liquidity Facility, the Reference Agency Agreement, the Note Documents and all Applicable Certificates and Escrow Receipts held by such Applicable Certificateholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser shall assume all of such Applicable Certificateholder's obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, each Liquidity Facility, the Reference Agency Agreement, the Note Documents and all such Applicable Certificates and Escrow Receipts. The Applicable Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of the Applicable Certificateholders to deliver any Applicable Certificates and, upon such a purchase, (i) the only rights of the Applicable Certificateholders will be to deliver the Applicable Certificates to the purchaser(s) and receive the purchase price for such Applicable Certificates and (ii) if the purchaser(s) shall so request, such Applicable Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement to enable new Applicable Certificates to be issued to the purchaser in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Applicable Certificates shall be borne by the purchaser thereof.

        As used in this Section 8.01, the terms "Class", "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificate", "Class C Certificateholder" and "Class C Trust", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

        (b)   This Section 8.01 supersedes and replaces Section 6.01(b) of the Basic Agreement.

ARTICLE IX

MISCELLANEOUS PROVISIONS

        Section 9.01.    Basic Agreement Ratified.    Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

        Section 9.02.    GOVERNING LAW.    THIS TRUST SUPPLEMENT AND THE SERIES 2001-2A CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        Section 9.03.    Execution in Counterparts.    This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 9.04.    Notices.    The Trustee agrees, in addition to the agreements contained in Section 12.04 of the Basic Agreement, that notices to the Applicable Certificateholders in respect of the Applicable Certificats regarding (i) a Special Distribution Date pursuant to Section 4.02(c) of the Basic Agreement, (ii) the final distribution pursuant to Section 8.01(a) of this Trust Supplement, (iii) a default pursuant to Section 7.01 of the Basic Agreement or (iv) the appointment of a successor Luxembourg Paying Agent pursuant to Section 6.08 of this Trust Supplement, shall, so long as the Applicable Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, promptly after such mailing also to be published in the Luxemburger Wort or in aother daily newspaper having general circulation in Luxembourg (or, if not practical in Luxembourg, elsewhere in Europe.)

        IN WITNESS WHEREOF, the Guarantor, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

NORTHWEST AIRLINES, INC.
By:	Name: Title:
NORTHWEST AIRLINES CORPORATION, as Guarantor
By:	Name: Title:
STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as Trustee
By:	Name: Title:

EXHIBIT A

FORM OF CERTIFICATE

Certificate
No.

        THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES THAT (A) IT WILL NOT OFFER OR SELL THIS CERTIFICATE OR ANY INTEREST HEREIN WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS UNTIL THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD AND (B) THEREAFTER IT WILL OFFER OR SELL THIS CERTIFICATE OR ANY INTEREST THEREIN ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING PURSUANT TO RULE 144A UNDER THE SECURITIES ACT). AS USED HEREIN, THE TERMS "DISTRIBUTION COMPLIANCE PERIOD", "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

        Any person acquiring this Certificate by its acceptance hereof or its interest herein, will be deemed to represent and warrant to and for the benefit of the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), of entities which may be deemed to hold such plans' assets, or of another employee benefit plan not subject to ERISA or Section 4975 of the Code (such as a governmental, church or non-U.S. plan) have not been used to purchase this Certificate or (ii) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold this Certificate will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation under any federal, state or local law that is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

NORTHWEST AIRLINES 2001-2A E-EETC PASS THROUGH TRUST

Pass Through
Certificate, Series 2001-2A

Issuance Date: July 5, 2001

Final Legal Distribution Date: February 6, 2015

  Evidencing A Fractional Undivided Interest In Northwest Airlines 2001-2A Pass Through Trust, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Owned By Northwest Airlines, Inc.

Certificate No. 1	$ Fractional undivided interest representing 0. % of the Trust per $1,000 of Reference Principal Amount

        THIS CERTIFIES THAT                        for value received, is the registered owner of a Fractional Undivided Interest in the amount of $                        or such lesser amount as shall be the aggregate outstanding face amount hereof as set forth on the Schedule attached hereto (the "Reference Principal Amount") in the Northwest Airlines 2001-2A Pass Through Trust (the "Trust") created by State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Trustee"), pursuant to a Pass Through Trust Agreement, dated as of June 3, 1999 (as amended or supplemented, the "Basic Agreement"), by and among the Trustee, Northwest Airlines Corporation, a Delaware corporation (the "Guarantor"), and Northwest Airlines, Inc., a Minnesota corporation (the "Company"), as supplemented by Trust Supplement No. 2001-2A thereto, dated as of July 5, 2001 (collectively, the "Agreement"), by and among the Trustee, the Guarantor and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "Pass Through Certificates, Series 2001-2A" (herein called the "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement and the Intercreditor Agreement, to which Agreement the Certificateholder of this Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and the Liquidity Facilities (the "Trust Property"). Each issue of the Equipment Notes is secured by a security interest in the Aircraft owned by the Company, to the extent specified in the related Indenture.

        Each of the Certificates represents a Fractional Undivided Interest in the Trust and the Trust Property and has no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

        Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each February 6, May 6, August 6 and November 6 (or, if any such day is not a Business Day, the next succeeding Business Day) (each, a "Regular Distribution Date"), commencing August 6, 2001 to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

        Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of either Euroclear or Clearstream, Luxembourg (or their nominees), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

        The Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Guarantor, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right or payment, all as more specifically set forth herein and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Guarantor or the Company and the rights of the Certificateholders under the Agreement at any time by the Guarantor, the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations set forth, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

        Upon any transfer of beneficial interests in Certificates represented by this Regulation S Global Certificate or any exchange of such beneficial interests for Definitive Certificates, the Schedule attached hereto shall be endorsed by or on behalf of the Common Depositary to reflect the face amount of beneficial interests in this Regulation S Global Certificate that have been transferred or exchanged (and will cease to be evidenced by this Regulation S Global Certificate) and the face amount of the Regulation S Global Certificate shall be reduced for all purposes by the amount so transferred or exchanged.

        The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interests and integral multiples thereof. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

        So long as the Certificates are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices to the Certificateholders shall be given by publication in a daily newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

        No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

        Each Certificateholder or beneficial owner of a Certificate, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

        The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

        The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

        THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

        Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

        IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

NORTHWEST AIRLINES 2001-2A PASS THROUGH TRUST
By:	STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Certificates referred to in the within-mentioned Agreement.

STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, as Trustee
By:
Name: Title:

Schedule to Regulation S Global Certificate

Transfers and Exchanges

        The following decreases in the face amount of this Regulation S Global Certificate resulting from transfers and exchanges of portions hereof for Definitive Certificates have been made:

Date of exchange or transfer	Portion of face amount of this Regulation S Global Certificate transferred or exchanged for Definitive Certificates	Aggregate outstanding face amount of this Regulation S Global Certificate following such transfer or exchange	Notation made by

FORM OF TRANSFER NOTICE

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

EXHIBIT B

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
TRANSFERS OF CERTIFICATES PURSUANT TO REGULATION S

[date]

State Street Bank and Trust Company of Connecticut, National Association
Two International Place, 4th Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Department

  Re:
  Northwest Airlines (the "Company") 2001-2A
  Pass Through Trust (the "Trust"), Pass Through Certificates Class 2001-2A

Ladies and Gentlemen:

        In connection with our proposed sale of $            Fractional Undivided Interest of the Certificates, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1)   the offer of the Certificates was not made to a person in the United States;

          (2)   either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

        In addition, if the sale is made during a distribution compliance period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

        You and Northwest Airlines, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                      Very truly yours,

                      [Name of Transferor]

EXHIBIT C

REGULAR DISTRIBUTION DATES
AND
SCHEDULED PAYMENTS

Regular Distribution Date	Scheduled Principal Payments
August 6, 2001	$0
November 6, 2001	$0
February 6, 2002	$0
May 6, 2002	$0
August 6, 2002	$0
November 6, 2002	$0
February 6, 2003	$2,570,357
May 6, 2003	$2,570,358
August 6, 2003	$2,570,357
November 6, 2003	$2,570,356
February 6, 2004	$2,570,359
May 6, 2004	$2,570,357
August 6, 2004	$2,570,355
November 6, 2004	$2,570,361
February 6, 2005	$2,570,356
May 6, 2005	$2,570,357
August 6, 2005	$2,570,354
November 6, 2005	$2,570,357
February 6, 2006	$2,570,356
May 6, 2006	$2,570,361
August 6, 2006	$2,570,355
November 6, 2006	$2,570,357
February 6, 2007	$2,570,359
May 6, 2007	$2,570,356
August 6, 2007	$2,570,357
November 6, 2007	$2,570,358
February 6, 2008	$2,570,357
May 6, 2008	$2,570,357
August 6, 2008	$2,570,358
November 6, 2008	$2,570,357
February 6, 2009	$2,570,356
May 6, 2009	$2,570,359
August 6, 2009	$2,570,357
November 6, 2009	$2,570,355
February 6, 2010	$2,570,361
May 6, 2010	$2,570,356
August 6, 2010	$2,570,357
November 6, 2010	$2,570,354
February 6, 2011	$2,570,357
May 6, 2011	$2,570,356
August 6, 2011	$2,570,361
November 6, 2011	$2,570,355
February 6, 2012	$2,570,357
May 6, 2012	$2,570,359
August 6, 2012	$2,570,356
November 6, 2012	$2,570,357
February 6, 2013	$2,570,358
May 6, 2013	$2,570,357
August 6, 2013	$107,955,000

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  Exhibit 99.58